Exhibit 99.1

Paltalk, Inc. Reports Third Quarter 2020 Financial Results

Company Reports Second Consecutive Profitable and Cash Flow Positive Quarter,

Revenue Increases by Over 10% Compared to Prior Year Period

JERICHO, NY, Nov. 5, 2020 (GLOBE NEWSWIRE) -- via NewMediaWire -- Paltalk, Inc., formerly known as PeerStream, Inc., (“Paltalk,” the “Company,” “we,” “our” or “us”) (OTCQB: PALT), a leading communications software innovator that powers multimedia social applications, today announced financial and operational results for the third quarter ended September 30, 2020.

FINANCIAL AND BUSINESS HIGHLIGHTS:

During the three months ended September 30, 2020, the Company executed key components of its business objectives, which resulted in the following:

●	Total revenue was $3.3 million, an increase of 11.9% compared to the third quarter of 2019. This growth was driven primarily by an increase in subscription revenue of $0.3 million, or 9.8%, compared to the same period in the prior year and was down slightly, $0.1 million, or 3.1%, compared to the three months ended June 30, 2020;
●	Achieved net income from continuing operations of $0.7 million, an increase of $2.3 million, or 147.5%, compared to the three months ended September 30, 2019 and an increase of $0.2 million, or 40.5%, compared to the three months ended June 30, 2020; and
●	Improvement in net income from continuing operations was driven by increased revenue as well as a decrease in operating expenses of 31.6%, or $1.3 million, compared to the three months ended September 30, 2019 and a decrease of 3.0%, or $0.1 million, compared to the three months ended June 30, 2020. These reductions were a result of the Company’s streamlined operating plan, which eliminated costs associated with our secure communications business headcount as well as overall operating expenses. In addition, the Company recorded $0.2 million in other income, net in connection with the sale of certain assets associated with the secure communication business.

Liquidity and Capital Resources

●	Achieved positive cash flow from operations of $0.9 million for the nine months ended September 30, 2020, an improvement of $5.2 million compared to the nine months ended September 30, 2019;
●	Realized positive net cash flow of approximately $1.6 million for the nine months ended September 30, 2020, an improvement of $4.6 million when compared to the nine months ended September 30, 2019; and
●	Cash and cash equivalents totaled $5.1 million at September 30, 2020.

Jason Katz, Chairman and CEO of Paltalk, commented, “We believe Paltalk, Inc. had a great third quarter, reporting positive net income and cash flow for the second consecutive period. Total revenue grew by almost 12%, driven by increased subscription revenues. We believe that this growth reflects the new and/or additional channels that people have found to interact and connect with each other during the global COVID-19 pandemic, supported by the increased product assortment and enhancements that we’ve been introducing into our social communities during this time. This includes the launch of the Props rewards tokens into the Paltalk social system in the third quarter, following the launch of the Props rewards tokens on Camfrog in the previous quarter. Most recently we announced the anticipated fourth quarter launch of real time voice and video card games for our video-based communities that includes poker, blackjack, gin rummy and bridge, with chess, backgammon, and others to follow in the months ahead.

“The focus on our core business and the disposal of non-core assets has enabled us to continue to reduce expenses and streamline our business. In the third quarter of 2020, operating expenses were 32% lower than the third quarter of 2019 and an additional 3% lower than the second quarter of 2020. The resulting profitability and the increasing user engagement allows us to continue to invest in new functionality for our apps as we work to sustain and grow user engagement. With over $5 million in cash currently on the balance sheet and positive net income and cash flow trends, we believe that Paltalk, Inc. is well positioned for future growth,” concluded Mr. Katz.

Financial Overview (in thousands, except for percentages and active subscriber counts)

Current quarter compared to same quarter last year:

	Three Months Ended
	September 30,
	2020	2019	Change
GAAP Results (unaudited)
Subscription revenue	$3,125	$2,847	9.8%
Advertising revenue	$86	$89	-3.4%
Technology service revenue	$98	$22	345.5%
Total revenues	$3,309	$2,958	11.9%
Income (loss) from continuing operations	$544	$(1,087)	-150.0%
Net income (loss)	$747	$(1,574)	-147.5%
Net cash provided by (used in) operating activities	$490	$(913)	-153.7%
Financial Metrics (unaudited)
Active subscribers (at period end)	104,400	105,180	-0.7%
Adjusted EBITDA (a non-GAAP measure)	$733	$(601)	-222.0%

Year-to-date compared to same period last year:

	Nine Months Ended
	September 30,
	2020	2019	Change
GAAP Results (unaudited)
Subscription revenue	$8,986	$8,901	1.0%
Advertising revenue	$200	$320	-37.5%
Technology service revenue	$225	$3,483	-93.5%
Total revenues	$9,411	$12,704	-25.9%
Income (loss) from continuing operations	$711	$(769)	-192.5%
Net income (loss)	$840	$(484)	-273.6%
Net cash provided by (used in) operating activities	$913	$(4,287)	-121.3%
Financial Metrics (unaudited)
Active subscribers (at period end)	104,400	105,180	-0.7%
Adjusted EBITDA (a non-GAAP measure)	$1,206	$919	31.2%

ABOUT PALTALK, INC. (OTCQB: PALT)

Paltalk is a communications software innovator that powers multimedia social applications. Our product portfolio includes Paltalk and Camfrog, which together host one of the world’s largest collections of video-based communities. Our other products include Tinychat and Vumber. The Company has an over 20-year history of technology innovation and holds 18 patents. For more information, please visit: http://www.paltalk.com.

To be added to our news distribution list, please visit: http://www.paltalk.com/investor-alerts/.

FORWARD-LOOKING STATEMENTS:

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential,” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, the impact of the recent coronavirus outbreak on our results of operations and our business; our ability to effectively market and generate revenue from our applications; our ability to release new applications or improve upon or add features to existing applications on schedule or at all; risks and uncertainties related to our increasing focus on the use of new and novel technologies, such as Props tokens, to enhance our applications, and our ability to timely complete development of applications using new technologies; our ability to effectively integrate Props tokens into our existing applications; our ability to effectively secure new software development and licensing customers; the use of the internet and privacy and protection of user data; risks related to our holdings of digital tokens, including risks related to the volatility of the trading price of digital tokens and our ability to convert digital tokens into fiat currency; and our ability to manage our partnerships and strategic alliances. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at www.sec.gov.

All forward-looking statements speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement was made, except to the extent required by applicable securities laws.

CONTACTS:

IR@paltalk.com

Stephanie Prince

PCG Advisory

sprince@pcgadvisory.com

646-762-4518

PALTALK, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Reconciliation of net income (loss) to Adjusted EBITDA:
Net income (loss)	$746,848	$(1,573,920)	$840,005	$(483,921)
Interest expense (income), net	1,959	(18,889)	(9,018)	(73,683)
Gain from sale of Secured Communications Assets	(250,000)		(250,000)
Other expense, net	48,285	-	128,165	-
Net loss from discontinued operations	-	-	-	104,880
Gain on sale of dating applications	-	-	-	(826,770)
Income tax benefit from discontinued operations	-	159,278	-	159,278
Income tax expense (benefit) from continuing operations	(3,300)	(157,180)	1,700	(152,680)
Gain on office lease termination	-	-	(141,001)	-
Depreciation and amortization expense	141,971	148,671	441,864	454,271
Impairment loss on digital tokens	-	503,464	-	503,464
Stock-based compensation expense	47,707	337,776	194,096	1,233,962
Adjusted EBITDA	$733,470	$(600,800)	$1,205,811	$918,801

Non-GAAP Financial Measures and Key Metrics

The Company has provided in this release certain non-GAAP financial measures, including Adjusted EBITDA, and other key metrics, including active subscribers and subscription bookings, to supplement the consolidated financial statements, which are prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). The Company defines Adjusted EBITDA as net income (loss) adjusted to exclude net loss from discontinued operations, interest expense (income), net, gain from the sale of secured communications assets, other expense, net, gain on the sale of dating applications, income tax expense (benefit) from continuing operations, income tax benefit from discontinued operations, gain on office lease termination, depreciation and amortization expense, impairment loss on digital tokens and stock-based compensation expense. Active subscribers means users of the Company’s consumer applications that have prepaid a fee, redeemed credits or received an upgrade from another user as a gift for current unlocked application features such as enhanced voice and video access, elevated status in the community or unrestricted communication on our applications and whose subscription period has not yet expired. The Company calculates subscription bookings as subscription revenue recognized during the period plus the change in deferred subscription revenue recognized during the period.

Management uses these financial metrics internally in analyzing the Company’s financial results to assess operational performance and to determine the Company’s future capital requirements. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. The Company believes that both management and investors benefit from referring to these financial metrics in assessing our performance and when planning, forecasting and analyzing future periods. The Company believes these financial metrics are useful to investors and others to understand and evaluate the Company’s operating results and it allows for a more meaningful comparison between the Company’s performance and that of competitors. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider this performance measure in isolation from or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

●	Adjusted EBITDA does not reflect cash capital expenditures for assets underlying depreciation and amortization expense that may need to be replaced or for new capital expenditures;
●	Adjusted EBITDA does not reflect our working capital requirements;
●	Adjusted EBITDA does not reflect the impairment loss on digital tokens;
●	Adjusted EBITDA does not consider the potentially dilutive impact of stock-based compensation;
●	Adjusted EBITDA does not consider the gain from the office lease cancellation;
●	Adjusted EBITDA does not reflect the gain on the sale of our dating applications or our secured communications business or our loss or income tax expense from discontinued operations; and
●	Other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider these financial metrics along with other financial performance measures, including total revenues, subscription revenue, deferred revenue, net income (loss), cash and cash equivalents, restricted cash, net cash used in operating activities and our financial results presented in accordance with GAAP.

PALTALK, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2020 (unaudited)	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$5,062,681	$3,427,058
Accounts receivable, net of allowances and reserves of $4,640 and $23,832 as of September 30, 2020 and December 31, 2019, respectively	40,208	130,686
Digital tokens receivable	210,000	-
Prepaid expense and other current assets	231,670	167,441
Total current assets	5,544,559	3,725,185
Operating lease right-of-use assets	83,518	685,042
Property and equipment, net	370,445	620,059
Goodwill	6,326,250	6,326,250
Intangible assets, net	435,641	627,891
Digital tokens	700	148,229
Other assets	13,937	86,876
Total assets	$12,775,050	$12,219,532

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$776,816	$1,007,851
Accrued expenses and other current liabilities	177,216	434,739
Operating lease liabilities, current portion	68,632	178,479
Term debt, current portion	281,009	-
Deferred subscription revenue	1,976,348	1,829,493
Total current liabilities	3,280,021	3,450,562
Term debt, non-current portion	225,491	-
Operating lease liabilities, non-current portion	14,886	583,075
Total liabilities	3,520,398	4,033,637
Commitments and Contingencies
Stockholders’ equity:
Common stock, $0.001 par value, 25,000,000 shares authorized; and 6,916,404 shares issued and 6,906,454 and 6,877,004 shares outstanding as of September 30, 2020 and December 31, 2019, respectively	6,917	6,879
Treasury stock, 9,950 and 1,900 shares, at par as of September 30, 2020 and December 31, 2019, respectively	(10,859)	(2,015)
Additional paid-in capital	21,518,940	21,281,382
Accumulated deficit	(12,260,346)	(13,100,351)
Total stockholders’ equity	9,254,652	8,185,895
Total liabilities and stockholders’ equity	$12,775,050	$12,219,532

PALTALK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenues:
Subscription revenue	$3,124,999	$2,847,055	$8,985,741	$8,901,310
Advertising revenue	86,256	88,940	199,779	320,299
Technology service revenue	98,000	22,444	224,952	3,482,879
Total revenues	3,309,255	2,958,439	9,410,472	12,704,488
Costs and expenses:
Cost of revenue	632,462	679,540	1,940,616	2,524,229
Sales and marketing expense	204,371	248,332	617,457	856,479
Product development expense	1,223,818	1,694,384	3,730,398	5,177,923
General and administrative expense	704,812	1,423,430	2,411,149	4,915,289
Total costs and expenses	2,765,463	4,045,686	8,699,620	13,473,920
Income (loss) from continuing operations	543,792	(1,087,247)	710,852	(769,432)
Gain from sale of Secured Communications Assets	250,000	-	250,000	-
Other expense, net	(48,285)	-	(128,165)	-
Interest income (expense), net	(1,959)	18,889	9,018	73,683
Impairment loss on digital tokens	-	(503,464)	-	(503,464)
Income (loss) from continuing operations before provision for income taxes	743,548	(1,571,822)	841,705	(1,199,213)
Income tax benefit (expense)	3,300	157,180	(1,700)	152,680
Net income (loss) from continuing operations	746,848	(1,414,642)	840,005	(1,046,533)
Discontinued Operations:
Gain on sale from discontinued operations	-			826,770
Loss from discontinued operations	-			(104,880)
Income tax benefit on discontinued operations	-	(159,278)	-	(159,278)
Net income (loss) from discontinued operations	-	(159,278)	-	562,612
Net income (loss)	$746,848	$(1,573,920)	$840,005	$(483,921)
Basic net income (loss) per share of common stock:
Continuing operations	$0.11	$(0.23)	$0.12	$(0.15)
Discontinued operations	-	-	-	0.08
Basic net income (loss) per share of common stock	$0.11	$(0.23)	$0.12	$(0.07)
Diluted net income (loss) per share of common stock:
Continuing operations	$0.11	$(0.23)	$0.12	$(0.15)
Discontinued operations	-	-	-	0.08
Diluted net income (loss) per share of common stock	$0.11	$(0.23)	$0.12	$(0.07)
Weighted average number of shares of common stock used in calculating net income (loss) per share of common stock:
Basic	6,889,334	6,874,679	6,877,355	6,874,437
Diluted	6,895,588	6,874,679	6,879,440	6,893,886

PALTALK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended
	September 30,
	2020	2019
Cash flows from operating activities:
Net income (loss)	$840,005	$(483,921)
Less: Income from discontinued operations	-	562,612
Income (loss) from continuing operations	$840,005	$(1,046,533)
Adjustments to reconcile net income (loss) from continuing operations to net cash provided by (used in) operating activities of continuing operations:
Depreciation of property and equipment	249,614	262,022
Amortization of intangible assets	192,250	192,249
Amortization of operating lease right-of-use assets	89,532	147,385
Gain on lease termination	(141,001)	-
Realized loss from the sale of digital tokens	72,123	-
Write-off of note receivable	56,042	-
Bad debt expense	(28,461)	-
Stock-based compensation	194,096	1,233,962
Common stock issued for consulting services	43,500	34,500
Impairment loss on digital tokens	-	503,464
Changes in operating assets and liabilities:
Credit card holdback receivable	-	83,175
Accounts receivable	118,939	150,929
Digital tokens receivable	(210,000)	-
Operating lease liability	(93,123)	(147,385)
Prepaid expenses and other current assets	(214,229)	(93,881)
Other assets	16,897	30,391
Accounts payable, accrued expenses and other current liabilities	(420,478)	(2,023,437)
Deferred subscription revenue	146,855	(34,892)
Deferred technology service revenue	-	(3,379,435)
Net cash provided by (used in) continuing operating activities	912,561	(4,087,486)
Net cash used in discontinued operating activities	-	(199,245)
Net cash provided by (used in) operating activities	912,561	(4,286,731)
Cash flows from investing activities:
Payment for property and equipment, including website development, net	-	(299,386)
Proceeds from Secured Communications Assets	150,000	-
Proceeds from the sale of digital tokens	75,406	55,978
Net cash provided by (used in) continuing investing activities	225,406	(243,408)
Net cash provided by discontinued investing activities	-	1,600,000
Net cash provided by investing activities	225,406	1,356,592
Cash flows from financing activities:
Borrowings of term debt	506,500
Purchase of treasury stock	(8,844)	-
Net cash provided by financing activities	497,656	-
Net increase (decrease) in cash and cash equivalents	1,635,623	(2,930,139)
Balance of cash and cash equivalents at beginning of period	3,427,058	6,555,376
Balance of cash and cash equivalents at end of period	$5,062,681	$3,625,237